Exhibit 5.1

[Goodwin Procter LLP Letterhead]

December 12, 2022

Cabaletta Bio, Inc.

2929 Arch Street, Suite 600

Philadelphia, PA 19104

Re:	Securities Registered under Registration Statement on Form S-3

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-250006) (as amended or supplemented, the “Registration Statement”) filed on November 10, 2020 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer by Cabaletta Bio, Inc., a Delaware corporation (the “Company”) of up to $250,000,000 of any combination of securities of the types specified therein. The Registration Statement was declared effective by the Commission on November 18, 2020. Reference is made to our opinion letter dated November 10, 2020 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on December 8, 2022 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to 6,340,591 shares of the Company’s Common Stock, par value $0.00001 per share (the “Common Stock”), consisting of (i) 126,815 shares of Common Stock (the “Shares”), and (ii) up to 6,213,776 shares of Common Stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants” and the shares issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrants Shares”), in each case covered by the Registration Statement. The Shares and the Pre-Funded Warrants are being sold to the several underwriters named in, and pursuant to, an underwriting agreement among the Company and such underwriters (the “Underwriting Agreement”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company. For purposes of the opinion set forth in numbered paragraph 3, we have assumed that before the Pre-Funded Warrants Shares are issued, the Company does not issue shares of Common Stock or reduce the total number of shares of Common Stock that the Company is authorized to issue under its certificate of incorporation such that the number of unissued shares of Common Stock authorized under the Company’s certificate of incorporation is less than the number of Pre-Funded Warrants Shares.

The opinions set forth below are limited to the Delaware General Corporation Law.

Cabaletta Bio, Inc.

December 12, 2022

Based on the foregoing, we are of the opinion that:

1.	When the Shares are delivered and paid for in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

2.

When the Pre-Funded Warrants are delivered and paid for in accordance with the Underwriting Agreement, assuming the due authorization, execution and delivery of such Pre-Funded Warrants by American Stock Transfer & Trust Company, LLC, as warrant agent, the Pre-Funded Warrants will constitute valid and binding obligations of the Company.

3.

The Pre-Funded Warrants Shares, when delivered and paid for upon exercise of the Pre-Funded Warrants in accordance with the respective terms of the Pre-Funded Warrants, will have been duly authorized and validly issued and will be fully paid and nonassessable.

This opinion letter and the opinion it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated December 12, 2022 and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP